Exhibit 16.1

November 12, 2026

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by American Residential Housing Trust pursuant to Item 304(a)(1) of Regulation S-K, which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form 10 of American Residential Housing Trust dated November 12, 2026. We agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ BPM LLP

Los Angeles, California